Exhibit 4.5

Execution Version

SECOND AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF JUNE 28, 2019

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

This Second Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Second Amendment”) dated as of June 28, 2019, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.                 The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018 (as amended by that certain First Amendment to Amended, Restated and Consolidated Revolving Credit Agreement dated as of April 18, 2019, and as further amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.                  The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Second Amendment, each capitalized term used in this Second Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1   Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms to read as follows:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, by that certain Second Amendment dated as of June 28, 2019 and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Second Amendment Effective Date” means June 28, 2019.

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2.2   Amendment to Section 8.15. Section 8.15 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.15 Swap Agreements. On each April 1st and October 1st, the Loan Parties shall be party to Swap Agreements (including without limitation puts and floors) in respect of commodities the net notional volumes for which (when aggregated with other commodity Swap Agreements then in effect (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements)) equal at least:

(a).                (A) 50% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of crude oil as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period from such April 1st and October 1st, as applicable, and (B) 25% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of crude oil as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period thereafter;

(b).                (A) 50% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period from such April 1st and October 1st, as applicable, and (B) 25% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period thereafter; and

(c).                50% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas liquids as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period from such April 1st and October 1st, as applicable.

The amounts set forth in Sections 8.15(a), (b) and (c) being the “Minimum Required Volume”.

2.3  Amendment to Article VIII. Article VIII is hereby amended by deleting Section 8.20.

Section 3. Effectiveness. This Second Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied (the “Second Amendment Effective Date”):

3.1   The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Second Amendment from the Borrower, each Guarantor and Lenders constituting the Majority Lenders.

3.2   The Borrower shall have paid all amounts due and payable on or prior to the Second Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Second Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

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Section 4. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5. Miscellaneous. (a) On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Second Amendment; (b) the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Second Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Second Amendment.

Section 6. Ratification and Affirmation; Representations and Warranties.

6.1 The Borrower and each Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Second Amendment Effective Date, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 7. Loan Document. This Second Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

SECTION 8. Consent Superseded. This Second Amendment supersedes that certain consent related to the Credit Agreement by and among the Majority Lenders, the Borrower and the Guarantors dated as of March 29, 2019.

SECTION 9. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS SECOND AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Chief Financial Officer

GUARANTORS:	DIVERSIFIED RESOURCES, INC.
M & R INVESTMENTS, LLC
M & R INVESTMENTS OHIO, LLC
MARSHALL GAS & OIL CORPORATION
R & K OIL AND GAS, INC.
FUND 1 DR, LLC
DIVERSIFIED OIL & GAS, LLC
DIVERSIFIED APPALACHIAN GROUP, LLC
DIVERSIFIED ENERGY LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS PIPELINE TENNESSEE, LLC
ALLIANCE PETROLEUM CO LLC
DIVERSIFIED ENERGY MARKETING LLC
DIVERSIFIED SOUTHERN MIDSTREAM LLC
DIVERSIFIED SOUTHERN PRODUCTION LLC
CORE APPALACHIA HOLDING CO LLC
CORE APPALACHIA OPERATING LLC
CORE APPALACHIA MIDSTREAM LLC
CORE APPALACHIA PRODUCTION LLC
CORE APPALACHIA COMPRESSION LLC

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Chief Financial Officer

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

BRANCH BANKING AND TRUST COMPANY, as a
Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	VP

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

CITIZENS BANK, N.A., as a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK BRANCH, as a Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Authorized Signatory

By:	/s/ Trudy Nelson
Trudy Nelson
Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

DNB CAPITAL LLC, as a Lender

By:	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	Senior Vice President

By:	/s/ James Grubb
Name:	James Grubb
Title:	First Vice President

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

THE HUNTINGTON NATIONAL BANK, as a
Lender

By:	/s/ Margaret Niekrash
Name:	Margaret Niekrash
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Michael Price
Name:	Michael Price
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Nicholas T. Hanford
Name:	Nicholas T. Hanford
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:	/s/ Joseph Cariello
Name:	Joseph Cariello
Title:	Director

By:	/s/ Ting Lee
Name:	Ting Lee
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Second Amendment

FIRST TENNESSEE BANK NA, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Second Amendment